UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016

AMERICAN FARMLAND COMPANY

(exact name of registrant as specified in charter)

Maryland	001-37592	27-1088083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 East 53rd Street New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 484-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

On June 8, 2016, American Farmland Company (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) reporting the results of its annual meeting of stockholders held on June 7, 2016 and disclosing information regarding its dividend declaration. This amendment to the Original 8-K is being filed for the sole purpose of amending  the record date for the quarterly cash dividend and quarterly cash distribution from June 21, 2016 to June 27, 2016 as set forth below, and should be read in conjunction with the Original 8-K. No other changes are being made to the Original 8-K.

Item 8.01 Other Events.

On June 7, 2016, the Board of Directors of the Company approved and declared a quarterly cash dividend of $0.0625 per share of the common stock of the Company and a quarterly cash distribution of $0.0625 per unit on the operating partnership units of American Farmland Company L.P. (the “Operating Partnership”) for the second quarter of 2016.  The dividend will be paid on June 30, 2016 to stockholders of record of the Company at the close of business on June 27, 2016.  Similarly, the distribution will be paid on June 30, 2016 to unitholders of record of the Operating Partnership at the close of business on June 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN FARMLAND COMPANY
(Registrant)

Date: June 17, 2016	By:	/s/ Thomas S.T. Gimbel

Thomas S.T. Gimbel
Chief Executive Officer